Exhibit 21(1)


                                  SUBSIDIARIES
                            PROMUS HOTEL CORPORATION

                                          Jurisdiction  Percentage     Date
                                               of           of          of
Name                                      Incorporation Ownership  Incorporation
----                                      ------------- ---------  -------------

Ziwa Insurance, Inc.*                        Vermont       100%
(Wholly-Owned Insurance Company)

Promus Hotels, Inc.                          Delaware      100%      05/10/95
    Buckleigh, Inc.                          Delaware      100%      08/24/87
    Compass, Inc.                            Tennessee     100%      11/16/94
    EJP Corporation                          Delaware      100%      10/31/91
        Suite Life, Inc.                     Delaware      100%      07/11/86
    Embassy Development Corporation          Delaware      100%      08/24/87
    Embassy Equity Development Corp.         Delaware      100%      08/24/87
        Embassy Syracuse Development         Delaware      100%      03/06/91
          Corporation
        Southfield Hotel Management,         Florida       100%      09/10/91
          Inc.
    Embassy Memphis Corporation              Tennessee     100%      12/03/92
    Embassy Pacific Equity Corporation       Delaware      100%      01/24/89
    Embassy Suites Club No. 1, Inc.          Kansas        100%      01/19/84
    Embassy Suites Club No. Two, Inc.        Texas          49%      03/13/84
    Embassy Suites Club No. Three, Inc.      Louisiana     100%      11/03/94
    Embassy Suites De Mexico, S.A.DE**       Mexico         96%      08/01/90
    Embassy Suites (Isla Verde), Inc.        Delaware      100%      12/21/93
    Embassy Suites (Puerto Rico), Inc.       Delaware      100%      05/25/89
    Embassy Vacation Resorts, Inc.           Delaware      100%      03/03/94
    EPAM Corporation                         Delaware      100%      01/24/89
    ESI Development, Inc.                    Tennessee     100%      12/06/84
    ESI Mortgage Development                 Delaware      100%      04/10/89
      Corporation
    ESI Mortgage Development                 Delaware      100%      03/24/92
      Corporation II
    Hampton Inns, Inc.                       Delaware      100%      03/23/84
        GOL (Texas), Inc.                    Texas          49%      02/28/89
    Old Town Hotel Corporation               Delaware      100%      08/17/94
    Pacific Hotels, Inc.                     Tennessee     100%      11/03/88
        ATM Hotels Pty Limited***            Australia     100%      05/25/90
    Promus Hotel Services, Inc.              Delaware      100%      05/12/95
    Promus Hotels Florida, Inc.              Delaware      100%      05/12/95
    Promus Hotels Minneapolis, Inc.          Delaware      100%      10/31/95

*    In process of being formed
**   In process of being dissolved
***  50% Pacific Hotels, Inc., 50% Promus Hotels, Inc.